SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 11, 2003

COASTCAST CORPORATION

(Exact name of registrant as specified in its charter)

California	001-12676	95-3454926
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3025 E. Victoria Street

Rancho Dominguez, California 90221

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (310) 638-0595

Item 5. Other Events.

                Coastcast Corporation (the “Company”) had entered into an agreement to sell the property owned by the Company located at 14800-14921 Maple Avenue in Gardena, California (the “Property”).  On June 11, 2003, the Company received written notice from the buyer under this agreement that the buyer elected to terminate the agreement pursuant to its terms.  Despite the termination of the agreement, the buyer has expressed to the Company the possibility of reviving the terminated transaction.  In addition, the Company intends to continue to market the Property for sale.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COASTCAST CORPORATION
(Registrant)

Date: June 13, 2003	By:	/s/ HANS H. BUEHLER
Hans H. Buehler,
Chief Executive Officer